Exhibit 99 (b)
UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF MICHIGAN
SOUTHERN DIVISION

X
:
:
IN RE: DELPHI CORPORATION	:	MDL No. 1725
SECURITIES, DERIVATIVE & “ERISA”	:	Master Case No. 05-md-1725
LITIGATION	:	Hon. Gerald E. Rosen
:
	:	This Document Relates to;
	:	In re Delphi Corp. ERISA Litigation,
	:	Nos. 05-CV-70882, 05-70940,
	:	05-71030, 05-71200, 05-71249,
	:	05-71291, 05-71339, 05-71396,
	:	05-71397, 05-71398, 05-71437,
	:	05-71508, 05-71620, 05-71897,
	:	05-72198
:
X
STIPULATION AND AGREEMENT OF SETTLEMENT
WITH CERTAIN DEFENDANTS — ERISA ACTIONS
     This Stipulation and Agreement of Settlement With Certain Defendants — ERISA Actions (the “Stipulation”) is submitted in the above-captioned In re: Delphi Corporation Securities, Derivative & “ERISA” Litigation, Master Case No. 05-md-1725 (GER), relating to In re Delphi Corp. ERISA Litigation, Case Nos. 05-CV-70882, 05-CV-70940, 05-CV-71030, 05-CV-71200, 05-CV-71249, 05-CV-71291, 05-CV-71339, 05-CV-71396, 05-CV-71397, 05-CV-71398, 05-CV-71437, 05-CV-71508, 05-CV-71620, 05-CV-71897, and 05-CV-72198, pursuant to Rule 23 of the Federal Rules of Civil Procedure. Subject to the approval of the United States District Court for the Eastern District of Michigan (the “Court”), this Stipulation is entered into among

Named Plaintiffs Gregory Bartell, Thomas Kessler, Neal Folck, Donald McEvoy, Irene Polito, and Kimberly Chase-Orr (hereinafter “Named Plaintiffs”) on behalf of themselves and the Class (as defined herein), and Delphi Corporation (“Delphi”); ASEC Manufacturing General Partnership (sued as “ASEC Manufacturing”), Delphi Mechatronic Systems, Inc. (sued as “Delphi Mechatronic Systems”); the Delphi Corporation Board of Directors Executive Committee and its members; the Investment Policy Committee and its members; and J.T. Battenberg III, Robert H. Brust, Alan S. Dawes, Susan A. McLaughlin, and John D. Opie (collectively, the “Delphi Officer and Director Defendants”) (collectively, the “Settling Defendants”).
     A separate consolidated action brought under the federal securities laws also coordinated in the above-captioned In re: Delphi Corporation Securities, Derivative & “ER1SA” Litigation, Master Case No. 05-md-1725 (GER) and relating to In Re: Delphi Corp. Securities Litigation, Case No. 06-10026, Case Nos. 06-10027, 06-10028, 06-10029, 06-10030, 06-10031 and 06-10032, and Bernstein v. Delphi Trust I, et al., No. 2:06-CV-10025 (GER) ((formerly No. 9:05-CV-80307(KLR) (S.D. Fla.)) (the “Delphi Securities Action”), is also pending in this Court. The Delphi Securities Action is being settled contemporaneously herewith pursuant to a separate stipulation of settlement.
     It is a condition to the Settlement (as defined herein) that the Delphi ERISA Action (as defined herein) and the Delphi Securities Action be settled contemporaneously and that the Settlement and the settlement of the Delphi Securities Action be (i) approved by the Court and (ii) approved by the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). It is a further condition to the Settlement that the Bankruptcy Court approve the separate agreement resolving all pertinent claims among Delphi, certain insurance carriers, and certain individuals insured under the relevant insurance policies (the “Insurance Agreement,” attached as Exhibit C hereto).
     WHEREAS:
     A. Beginning on March 8, 2005, several putative class actions were filed in the Court and the United States District Court for the Southern District of Ohio against Delphi and various other defendants. Plaintiffs thereafter voluntarily dismissed the action filed in the United States District Court for the Southern District of Ohio. On September 13, 2005, Judge Paul D. Borman of the United States District for the Eastern District of Michigan appointed Named Plaintiffs as interim lead plaintiffs to prosecute the actions on behalf of participants in the Plans during the putative class period and appointed Lead Counsel (defined herein) as lead counsel in the actions. The actions filed in the Court were consolidated by order, entered September 13, 2005, under the caption In re Delphi Corp. ER1SA Litigation, Master File No. 05-CV-70882 (PDB).
     B. On October 8, 2005, Delphi filed for protection under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the Bankruptcy Court.
     C. On December 12, 2005, the Judicial Panel on Multidistrict Litigation ordered the transfer of the Delphi ERISA Action (and other related federal actions, including the Delphi Securities Action) to this Court for coordinated or consolidated pretrial proceedings. On April 12, 2006, Settling Defendants (as defined herein) moved to dismiss the Complaint. On May 12, 2006, Named Plaintiffs filed papers in opposition to the motions to dismiss. On June 12, 2006, Settling Defendants filed their reply papers in further support of the motions to dismiss.
     D. On March 3, 2006, Named Plaintiffs filed a Consolidated Class Action Complaint (the “Complaint”), on behalf of all persons who were (i) participants in or beneficiaries of the Delphi Savings-Stock Purchase Program for Salaried Employees, the Delphi Personal Savings

Plan for Hourly-Rate Employees, or the ASEC Manufacturing Savings Plan between May 28, 1999 and November 1, 2005, or (ii) participants in or beneficiaries of the Delphi Mechatronic Systems Savings-Stock Purchase Program between June 1, 2001 and November 1, 2005, and whose accounts included investments in the Delphi and/or GM Stock Funds, alleging violations of Sections 502(a)(2) and 502(a)(3) of the Employee Retirement Income Security Act, as amended (“ERISA”), and violations of fiduciary duties under common law. The Complaint alleges, among other things, that Delphi, with the participation of others, improperly accounted for various transactions and otherwise made material misstatements regarding its financial condition and that the Settling Defendants breached their fiduciary duties to the Class in their management of the Plans and the Plans’ assets.
     E. Settling Defendants in the Delphi ERISA Action deny any wrongdoing whatsoever, and this Stipulation shall in no event be construed or deemed to be evidence of or an admission or concession on the part of any Settling Defendant with respect to any claim of any fault or liability or wrongdoing or damage whatsoever, or any infirmity in the defenses that the Settling Defendants have asserted or would assert.
     F. The parties to this Stipulation recognize that the Delphi ERISA Action has been filed by the Named Plaintiffs and defended by the Settling Defendants in good faith, that the Delphi ERISA Action is being voluntarily settled upon advice of counsel, and that the terms of the Settlement are fair, reasonable and adequate. This Stipulation shall not be construed or deemed to be a concession by Named Plaintiffs or any Class Member of any infirmity in the claims asserted in the Delphi ERISA Action or any other action.
     G. Lead Counsel have conducted investigations relating to the claims and the underlying events and transactions alleged in the Delphi ERISA Action. Lead Counsel have analyzed the evidence adduced during the pretrial discovery conducted thus far and have researched the applicable law with respect to the claims of the Named Plaintiffs and the Class against the Settling Defendants and the potential defenses thereto.
     H. The parties recognize that the claims asserted in the Delphi ERISA Action, if proved by the Named Plaintiffs, could have exposed Settling Defendants to substantial damages awards. Accordingly, the parties considered that a resolution of the Delphi ERISA Action was advisable from the point of view of all parties.
     I. With the assistance of the Honorable Layn R. Phillips, former United States District Judge, acting as a special master for settlement purposes, Named Plaintiffs in the Delphi ERISA Action, by their counsel, have conducted independent discussions and arm’s-length negotiations with Settling Defendants’ counsel with respect to a compromise and settlement of the Delphi ERISA Action and with a view to settling the issues in dispute and achieving the best relief possible consistent with the interests of the overall Class in the Delphi ERISA Action.
     J. Delphi considers that, in order for it to achieve an end to litigation, it is a necessary condition to the settlement of the Delphi ERISA Action that the Court contemporaneously approve the separate settlement reached with respect to the Delphi Securities Action, and that the Bankruptcy Court enter Final orders approving the Stipulation, the Delphi Securities Action settlement, and the Insurance Agreement.
     K. Based upon their investigation and pretrial discovery as set forth above, Named Plaintiffs and their counsel have concluded that the terms and conditions of this Stipulation are fair, reasonable and adequate to Named Plaintiffs and the Class, and are in their best interests, and Named Plaintiffs have agreed to settle the claims raised in the Delphi ERISA Action pursuant to the terms and provisions of this Stipulation, after considering (a) the substantial benefits that the members of the Class will receive from settlement of the Delphi ERISA Action, (b) the attendant risks of litigation, (c) the desirability of permitting the Settlement to be consummated as provided by the terms of this Stipulation, and (d) the sources available to fund any potential judgment in the litigation as a result of the fact that Delphi filed for protection under Chapter 11 of the Bankruptcy Code on October 8, 2005.
     NOW THEREFORE, without any admission or concession on the part of Named Plaintiffs of any lack of merit of the Delphi ERISA Action whatsoever, and without any admission or concession of any liability or wrongdoing or lack of merit in the defenses whatsoever by Settling Defendants, it is hereby STIPULATED AND AGREED, by and between the parties to this Stipulation, through their respective counsel, subject to approval of the Court pursuant to Rule 23 (e) of the Federal Rules of Civil Procedure, in consideration of the benefits flowing to the parties hereto from the Settlement herein set forth, that all Settled Claims (as defined herein), as against the Released Parties (as defined herein), and all Settled Defendants’ Claims (as defined herein) shall be compromised, settled, released and dismissed with prejudice, upon and subject to the following terms and conditions:
DEFINITIONS
1. As used in this Stipulation, the following terms shall have the following meanings:
          (a) “Bankruptcy Case” means the chapter 11 cases of Delphi and certain of its affiliates, jointly administered by the Bankruptcy Court as Case No. 05-44481 (RDD).
          (b) “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York.
          (c) “Bankruptcy Effective Date” means the business day determined by Dephi in its sole discretion on which all conditions to the consummation of Delphi’s plan of reorganization in the Bankruptcy Case (the “Delphi Plan of Reorganization”) have been either satisfied or waived and is the day upon which such plan is substantially consummated, such date being the same as the “Effective Date” as defined in the Delphi Plan of Reorganization.
          (d) “Bar Order” shall have the meaning set forth in ¶¶ 5-7 hereof.
          (e) “Barred Claims” shall have the meaning set forth in ¶ 5 hereof.
          (f) “Barred Persons” shall have the meaning set forth in ¶ 5 hereof.
          (g) “Class” means, for the purposes of this Settlement only, a non-opt-out class consisting of all persons (a) who were (i) participants in or beneficiaries of the Delphi Savings-Stock Purchase Program for Salaried Employees, the Delphi Personal Savings Plan for Hourly-Rate Employees, or the ASEC Manufacturing Savings Plan between May 28, 1999 and November 1, 2005, or (ii) participants in or beneficiaries of the Delphi Mechatronic Systems Savings-Stock Purchase Program between June 1, 2001 and November 1, 2005, and (b) whose accounts included investments in the Delphi and/or GM stock funds. Excluded from the Class are (i) the Defendants; (ii) members of the immediate families of each of the Defendants; (iii) any entity in which any Defendant has a controlling interest; (iv) any parent, subsidiary or affiliate of a Defendant; (v) any person who was an officer or director of a Defendant or of any of Defendants’ subsidiaries or affiliates during the Class Period; and (vi) the legal representatives, heirs, predecessors, successors or assigns of any such excluded person or entity.
          (h) “Class Member” means a member of the Class.
          (i) “Class Period” means, for the purposes of this Settlement only, the period of time between May 28, 1999 and November 1, 2005, inclusive.
          (j) “Contribution Credit” shall mean an amount equal to the value of the contribution or equitable indemnification claim, if any, that the Court determines such Barred

Person would be entitled to assert against one or more Settling Defendants but for operation of the Bar Order, which shall be equal to the aggregate proportionate shares of liability, if any, of the Settling Defendants as determined by the Court at the time of entry of any judgment against any Barred Person, adjusted, as the Court determines is appropriate, to reflect any limitation on the financial capability of the Settling Defendants to pay their respective proportionate shares of liability to the Barred Person had the Barred Person obtained a contribution or equitable indemnification judgment against them in such amount; provided that in determining the Contribution Credit with respect to Delphi as a Settling Defendant, the Court shall take into consideration whether the Barred Person would have held an allowed claim in the Bankruptcy Case for contribution or equitable indemnification, and the amount, if any, the Barred Person would receive under the Delphi Plan of Reorganization on account thereof.
          (k) “Court” means the United States District Court for the Eastern District of Michigan.
          (1) “Defendants” means Delphi, ASEC Manufacturing General Partnership (sued as “ASEC Manufacturing”), Delphi Mechatronic Systems, Inc. (sued as “Delphi Mechatronic Systems”), the Delphi Corporation Board of Directors Executive Committee and its past and present members, the Investment Policy Committee and its past and present members, the Delphi Officer and Director Defendants, and State Street Bank and Trust Company.
          (m) “Delphi” means Delphi Corporation.
          (n) “Delphi Consideration” means that amount of Delphi Plan Currency in the same form, ratio, and treatment provided to general unsecured creditors in the Delphi Plan of Reorganization to be distributed pursuant to this Stipulation to satisfy the ERISA Plans’ Equity Interest granted to Named Plaintiffs as representatives of the Class pursuant to this Stipulation.

          (o) “Delphi’s Counsel” means the law firm of Shearman & Sterling LLP.
          (p) “Delphi ERISA Action” means In re: Delphi Corp. Securities, Derivative & “ERISA “Litigation, Master File No. 05-md-1725 (GER), Case Nos. 05-CV-70882, 05-CV-70940, 05-CV-71030, 05-CV-71200, 05-CV-71249, 05-CV-71291, 05-CV-71339, 05-CV-71396, 05-CV-71397, 05-CV-71398, 05-CV-71437, 05-CV-71508, 05-CV-71620, 05-CV-71897, and 05-CV-72198.
          (q) “Delphi Plan Currency” means the form of consideration to be provided to general unsecured creditors, as provided in the Delphi Plan of Reorganization, which could include cash, common stock, debt securities, other securities, or any other kind of consideration.
          (r) “Delphi Securities Action” means In re: Delphi Corp. Securities, Derivative & “ERISA” Litigation, Master File No. 05-md-1725 (GER) and relating to In Re: Delphi Corp. Securities Litigation, Case No. 06-10026, Case Nos. 06-10027, 06-10028, 06-10029, 06-10030, 06-10031 and 06-10032, and Bernstein v. Delphi Trust I, et al., No. 2:06-CV-10025 (GER) ((formerly No. 9:05-CV-80307) (KLR) (S.D. Fla.)).
          (s) “Effective Date” means the date upon which the Settlement contemplated by this Stipulation shall become effective, as set forth in ¶ 17 hereof.
          (t) “ERISA Plans’ Equity Interest” means the interest as against Delphi granted and approved by the Bankruptcy Court in its order approving this Settlement to the Named Plaintiffs, as representatives of the Class, pursuant to this Stipulation, which shall be an allowed interest in the aggregate face amount of Twenty-Four Million, Five Hundred Thousand Dollars (U.S. $24,500,000), with no additional provision to be made for accrued interest, and which shall be an interest classified under the Delphi Plan of Reorganization in a separate equity class, representative of the claims of the Class against Delphi arising out of or relating to any and all claims or causes of action in the Delphi ERISA Action.
          (u) “Escrow Agent” means Keller Rohrback L.L.P. or a federally-insured financial institution proposed by Keller Rohrback, L.L.P. and acceptable to counsel for Settling Defendants.
          (v) “Final” or “Finality,” with respect to any Judgment or Alternative Judgment (both as defined herein), means: (a) if no appeal is filed, the expiration date of the time provided for under the corresponding rules of the applicable court or legislation for filing or noticing of any appeal from the Judgment; or (b) if there is an appeal from the Judgment, the date of (i) final dismissal of any appeal from the Judgment, or the final dismissal of any proceeding on certiorari or otherwise to review the Judgment; or (ii) the date of final affirmance on an appeal of the Judgment, the expiration of the time to file a petition for a writ of certiorari or other form of review, or the denial of a writ of certiorari or other form of review of the Judgment, and, if certiorari or other form of review is granted, the date of final affirmance of the Judgment following review pursuant to that grant. Any proceeding or order, or any appeal or petition for a writ of certiorari or other form of review pertaining solely to (i) any application for attorneys’ fees, costs or expenses, and/or (ii) the plan of allocation, shall not in any way delay or preclude the Judgment from becoming Final.
          (w) “Gross Settlement Fund” means (A) the cash amount to be paid to the Escrow Agent pursuant to ¶ 8(a) hereof, which consists of the Insurance Payment; (B) the Delphi Consideration; (C) 23.7% of any remaining cash from the National Union Fire Insurance Company of Pittsburgh, Pa. Policy No. 931-88-56 after payment of all outstanding defense costs incurred as of the entry by the Court of the Order for Notice and Hearing in all material respects

(the “Insurance Remainder Payment”); and (D) any interest on or other income or gains in respect of these amounts or distributions earned while such amounts are held by the Escrow Agent.
          (x) “Indemnity Credit” shall mean an amount equal to the value of the contractual indemnity claim, if any, that the Court shall determine such Barred Person would be entitled to assert against Settling Defendants but for operation of the Bar Order, adjusted, as the Court determines is appropriate, to reflect any limitation on the financial capability of the Settling Defendants to pay to the Barred Person any indemnity judgment against them; provided that in determining the Indemnity Credit with respect to Delphi as a Settling Defendant, the Court shall take into consideration whether the Barred Person would have held an allowed claim in the Bankruptcy Case for contractual indemnification and the amount, if any, that the holder of such an allowed claim would receive under the Delphi Plan of Reorganization on account thereof.
          (y) “Insurance Payment” means Twenty Two Million, Five Hundred Thousand United States Dollars (US$ 22,500,000) that certain insurance carriers shall pay to the Escrow Agent in the amounts set forth in the Insurance Agreement.
          (z) “Judgment” means (i) the proposed judgment or order by the Court approving the Settlement in the form attached hereto as Exhibits B, and (ii) any of the judgments and orders to be entered by the Bankruptcy Court approving the Settlement.
          (aa) “Judgment Reduction Amount” means, with respect to any Barred Person, an amount determined by the Court at the time of entry of any judgment against such Barred Person, equal to the greatest of (i) the “Settlement Credit,” (ii) the “Contribution Credit,” or (iii) the “Indemnity Credit,” as those terms are defined herein.

          (bb) “Lead Counsel” means the law firm of Keller Rohrback L.L.P.
          (cc) “Named Plaintiffs” means Gregory Bartell, Thomas Kessler, Neal Folck, Donald McEvoy, Irene Polito, and Kimberly Chase-Orr.
          (dd) “Net Settlement Fund” has the meaning defined in ¶ 9 hereof.
          (ee) “Notice” means the Notice of Proposed Settlement With Certain Defendants, Motions for Attorneys’ Fees and Reimbursement of Expenses and Fairness Hearing, which is to be sent to members of the Class substantially in the form attached hereto as Tab 1 to Exhibit A.
          (ff) “Order for Notice and Hearing” means the proposed order preliminarily approving the Settlement and directing notice thereof to the Class substantially in the form attached hereto as Exhibit A.
          (gg) “Plaintiffs’ Counsel” means Lead Counsel and any other counsel representing Class Members.
          (hh) “Plans” means the Delphi Savings-Stock Purchase Program for Salaried Employees, the Delphi Personal Savings Plan for Hourly-Rate Employees, and the ASEC Manufacturing Savings Plan.
          (ii) “Publication Notice” means the summary notice of proposed Settlement and hearing for publication substantially in the form attached as Tab 2 to Exhibit A.
          (jj) “Released Parties” means any and all of the Settling Defendants, Thomas H. Wyman, General Motors Investment Management Corporation, and their past or present members, subsidiaries, parents, principals, affiliates, general or limited partners or partnerships, successors and predecessors, heirs, assigns, officers, directors, agents, employees, fiduciaries, attorneys, advisors, investment advisors, investment bankers, underwriters, insurers, co-insurers, re-insurers, consultants, administrators, estates, executors, trustees, personal representatives, employee benefit plans and their fiduciaries, unions and union representatives, immediate family members and any person, firm, trust, partnership, corporation, officer, director or other individual or entity in which any Settling Defendant has a controlling interest or which is related to or affiliated with any of the Settling Defendants, and the legal representatives, heirs, executors, administrators, trustees, successors in interest, assigns, or bankruptcy estates of Delphi and its affiliates in the Bankruptcy Case; provided, however, that in no event shall Released Parties be deemed to include State Street Bank and Trust Company.
          (kk) “Settled Claims” means any and all claims, debts, demands, rights or causes of action, suits, matters, and issues or liabilities whatsoever (including, but not limited to, any claims for damages, interest, attorneys’ fees, expert or consulting fees, and any other costs, expenses or liability whatsoever), whether based on federal, state, local, statutory or common law or any other law, rule or regulation, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured, whether class or individual in nature, including both known claims and Unknown Claims (as defined herein), against any of the Released Parties (i) that have been asserted in the Delphi ERISA Action, or (ii) that could have been asserted in any forum, including the Bankruptcy Court, by the Class Members or any of them or the successors and assigns of any of them, which arise out of, are based upon, or in any way relate to the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth, or referred to in the Delphi ERISA Action. “Settled Claims” does not include (i) all claims, rights or causes of action or liabilities whatsoever related to the enforcement of the Settlement, including, without limitation, any of the terms of this Stipulation or orders or judgments issued by the courts in connection with the Settlement or confidentiality obligations; (ii) any claim that is the subject of the settlement of the Delphi Securities Action and not the subject of the settlement of the Delphi ERISA Action; or (iii) any ERISA Section 502(a)(1)(B) claim for individual vested benefits brought by an individual Plan participant or beneficiary where such claims are unrelated to any claim, matter or cause of action that has been asserted in the Delphi ERISA Action or that could have been asserted in the Delphi ERISA Action arising out of, based upon, or in any way relating to the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth, or referred to in the Delphi ERISA Action.
          (ll) “Settled Defendants’ Claims” means any and all claims, rights or causes of action or liabilities whatsoever, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, including both known claims and Unknown Claims, that have been or could have been asserted in the Delphi ERISA Action or any forum by the Settling Defendants or any of them or the successors and assigns of any of them against any of the Named Plaintiffs, any Class Member or their attorneys, which arise out of or relate in any way to the institution, prosecution, or settlement of the Delphi ERISA Action. Settled Defendants’ Claims does not include all claims, rights or causes of action or liabilities whatsoever related to the enforcement of the Settlement, including, without limitation, any of the terms of this Stipulation or orders or judgments issued by the courts in connection with the Settlement or confidentiality obligations.
          (mm) “Settlement” means the settlement of the Delphi ERISA Action contemplated by this Stipulation.
          (nn) “Settlement Amount” means (i) the Insurance Payment and the Insurance Remainder Payment, and (ii) the Delphi Consideration.

          (oo) “Settlement Credit” means either (a) $47,000,000, or (b) such other amount determined by the Court at the time of entry of judgment against any Barred Person to have been the value realized by the Class from the Settlement; provided that if the Court shall determine when assessing liability against the Barred Person that some portion of the damages claims settled in the Settlement are different from those for which the Barred Person is liable, then the amount described in clauses (a) or (b) of this Paragraph minus the portion of the Settlement Amount determined by the Court to have been paid with respect to such different damages claims.
          (pp) “Settling Defendants” means Delphi Corporation, ASEC Manufacturing General Partnership (sued as “ASEC Manufacturing”), Delphi Mechatronic Systems, Inc. (sued as “Delphi Mechatronic Systems”), the Delphi Corporation Board of Directors Executive Committee and its various past and present members, the Investment Policy Committee and its various past and present members, J.T. Battenberg III, Robert H. Brust, Alan S. Dawes, Susan A. McLaughlin, and John D. Opie.
          (qq) “Stipulation” means this Stipulation and Agreement of Settlement With Certain Defendants.
          (rr) “Taxes” means (i) any and all applicable taxes, duties and similar charges imposed by a government authority (including any estimated taxes, interest or penalties) arising in any jurisdiction, if any (A) with respect to the income or gains earned by or in respect of the Gross Settlement Fund, including, without limitation, any taxes that may be imposed upon Settling Defendants or their counsel with respect to any income or gains earned by or in respect of the Gross Settlement Fund for any period while it is held by the Escrow Agent during which the Gross Settlement Fund does not qualify as a Qualified Settlement Fund for federal or state income tax purposes; or (B) by way of withholding as required by applicable law on any distribution by the Escrow Agent or the Claims Administrator of any portion of the Gross Settlement Fund to Authorized Claimants and other persons entitled hereto pursuant to this Stipulation; and (ii) any and all expenses, liabilities and costs incurred in connection with the taxation of the Gross Settlement Fund (including without limitation, expenses of tax attorneys and accountants). For the purposes of paragraph (A) hereof, taxes imposed on Settling Defendants shall include amounts equivalent to taxes that would be payable by Settling Defendants but for the existence of relief from taxes by virtue of loss carryforwards or other tax attributes, determined by Settling Defendants, acting reasonably, and accepted by the Escrow Agent, acting reasonably.
          (ss) “Unknown Claims” means any and all Settled Claims which any of the Named Plaintiffs or Class Members does not know or suspect to exist in his, her or its favor as of the Effective Date and any Settled Defendants’ Claims which any Settling Defendant does not know or suspect to exist in his, her or its favor as of the Effective Date, which if known by him, her or it might have affected his, her or its decision(s) with respect to the Settlement. With respect to any and all Settled Claims and Settled Defendants’ Claims, the parties stipulate and agree that upon the Effective Date, the Named Plaintiffs and the Settling Defendants shall expressly waive, and each Class Member shall be deemed to have waived, and by operation of the Judgments shall have expressly waived, any and all provisions, rights and benefits conferred by any law of any state of the United States, or principle of common law or otherwise, which is similar, comparable, or equivalent to Cal. Civ. Code § 1542, which provides:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Named Plaintiffs and Settling Defendants acknowledge, and Class Members by operation of law shall be deemed to have acknowledged, that the inclusion of “Unknown Claims” in the definition of Settled Claims and Settled Defendants’ Claims was separately bargained for and was a key element of the Settlement.
SCOPE AND EFFECT OF SETTLEMENT
     2. The obligations incurred pursuant to this Stipulation shall be in full and final disposition of the Delphi ERISA Action as part of the Settlement and any and all Settled Claims as against all Released Parties and any and all Settled Defendants’ Claims.
     3. (a) Upon the Effective Date of the Settlement, Named Plaintiffs and all Class Members on behalf of themselves, their personal representatives, heirs, executors, administrators, trustees, successors and assigns, with respect to each and every Settled Claim, release and forever discharge, and are forever enjoined from prosecuting, any Settled Claim against any of the Released Parties, and shall not institute, continue, maintain or assert, either directly or indirectly, whether in the United States or elsewhere, on their own behalf or on behalf of any class or any other person or any of the Plans, any action, suit, cause of action, claim or demand against any Released Party or any other person who may claim any form of contribution or indemnity from any Released Party in respect of any Settled Claim or any matter related thereto, at any time on or after the Effective Date.
          (b) Upon the Effective Date of the Settlement, the Settling Defendants, on behalf of themselves, their personal representatives, heirs, executors, administrators, trustees, successors and assigns, release and forever discharge each and every one of the Settled Defendants’ Claims, and are forever enjoined from prosecuting the Settled Defendants’ Claims against Named Plaintiffs, all Class Members and their respective counsel.
THE BAR ORDER

     4. The Court shall include the Bar Order in ¶ ¶ 5-6 in its final Judgment approving the Settlement. The Bar Order shall be approved by the Court as fair to all persons or entities, including but not limited to (a) the Defendants; (b) the Class; and (c) any non-settling defendants.
     5. The Bar Order shall bar all claims against the Released Parties arising under federal, state, or foreign statutory or common-law rule, however styled, whether for indemnification or contribution or otherwise, arising out of or relating to the Delphi ERISA Action and for any other claims arising out of or relating to the Settled Claims, including any claims relating to the payment of the Settlement Amount (collectively, the “Barred Claims”), and permanently bar, enjoin and restrain any person receiving notice of the Notice, or having actual knowledge of the Notice, or having actual knowledge of sufficient facts that would cause such person to be charged with constructive notice of the Notice (such persons, the “Barred Persons”) from commencing, prosecuting, continuing, or asserting, either derivatively or on behalf of themselves, or through any person purporting to act on their behalf or purporting to assert a claim under or through them, any Barred Claims against the Released Parties in any forum, action or proceeding of any kind. The Bar Order shall provide that the Court shall retain exclusive jurisdiction to resolve any disputes or challenges that may arise as to the performance, validity, interpretation, administration, enforcement or enforceability of the Bar Order, except to the extent any such matters relate to Delphi’s bankruptcy proceeding, which shall be subject to the continued jurisdiction of the Bankruptcy Court. After the Bar Order, if entered by the Court, has become Final, Named Plaintiffs’ Counsel shall post the Bar Order on its web site, or shall provide notice thereof in such other form as the Court has required.

     6. The Bar Order shall provide that because the Barred Persons are barred from asserting any Barred Claims against the Released Parties, any judgments entered against the Barred Persons in the Delphi ERISA Action will be reduced by the Judgment Reduction Amount. The Bar Order shall further provide that nothing in this Stipulation or in the Bar Order shall in any manner limit any joint and several liability applicable to any non-settling party as to the portion of any judgment against such non-settling party in the Delphi ERISA Action remaining after application of any Judgment Reduction Amount provided for in this Stipulation. Notwithstanding any other provision of this Stipulation, if in connection with entry of the Bar Order the Court shall conclude that (i) applicable law requires that the Judgment Reduction Amount be determined or calculated in a manner different from that set forth above in this ¶ 6, then the Judgment Reduction Amount shall be determined and calculated as the Court shall conclude is required by applicable law, and all settling parties shall consent to such determination and calculation of the Judgment Reduction Amount and to any modification to the form of the order and final judgment attached hereto as Exhibit B with respect to the Judgment Reduction Amount necessary to give effect to such conclusion by the Court, provided, however, that no settling party shall take the position that applicable law requires that the Judgment Reduction Amount be determined or calculated in a manner different from that set forth in this ¶ 6; or (ii) in addition to any potential or actual Judgment Reduction Amount, it is appropriate to provide for an additional reserve from the Net Settlement Fund to be available to compensate any Barred Person for any claim for reimbursement of and/or indemnification for legal fees and/or expenses relating to any Barred Claims, such reserve shall be established and maintained until the Delphi ERISA Action is concluded and fully and finally resolved with respect to all such Barred Persons, or the reserve is terminated pursuant to the written agreement of all such Barred Persons or otherwise pursuant to order of the Court.
     7. The Bar Order shall permanently enjoin the Settling Defendants from bringing against the Barred Persons, either derivatively or on behalf of themselves, or through any person purporting to act on their behalf or purporting to assert a claim under or through them, any of the Barred Claims in any forum, action or proceeding of any kind, provided that a Settling Defendant shall not be enjoined from bringing Barred Claims against a Barred Person if for any reason such Barred Person asserts, or is legally not barred by the Bar Order from bringing, Barred Claims against such Settling Defendant.
SETTLEMENT CONSIDERATION
     8. In consideration for the release and discharge provided for in ¶ 3(a) hereof, Settling Defendants shall distribute or pay or cause to be paid the Settlement Amount, as prescribed below.
          (a) The certain insurance carriers party to the Insurance Agreement shall pay to the Escrow Agent, on behalf of the Delphi Officer and Director Defendants, the Insurance Payment and the Insurance Remainder Payment, within ten (10) business days after entry by the Court of an order preliminarily approving the Settlement.
          (b) Delphi shall distribute to the Escrow Agent the Delphi Consideration as soon as practicable after the later of (i) the satisfaction of each of the conditions in ¶ 17(a)-(g), or (ii) the Bankruptcy Effective Date.
     9. (a) The Gross Settlement Fund shall be used to pay (i) the Notice, Publication Notice, and administration costs referred to in ¶ 10 hereof; and (ii) the attorneys’ fee and expense award referred to in ¶ 13 hereof (or, alternatively, to fund the reserve for such award referred to in ¶ 13 hereof), and the Named Plaintiff case contribution awards referred to in ¶ 13 hereof. The balance of the Gross Settlement Fund (inclusive of interest earned) after the matters described in clauses (i) and (ii) of this Paragraph, and after the payment of any Taxes (as defined herein) shall be the Net Settlement Fund. At a time following the Effective Date, the Net Settlement Fund shall be transferred by the Escrow Agent to the Plans, subject to a plan of allocation (the “Plan of Allocation”) to be proposed by Lead Counsel and approved by the Court. All funds held by the Escrow Agent shall be deemed to be in the custody of the Court until such time as the funds shall be distributed to the Plans or otherwise disbursed pursuant to this Stipulation and/or further order of the Court. No distributions shall be made from the Net Settlement Fund except in compliance with the provisions of ¶ 23 hereof. The Escrow Agent shall invest any funds in excess of U.S. $100,000 in short term United States Agency or Treasury Securities, repurchase agreements collateralized by such instruments, or a mutual fund invested solely in such instruments, and shall collect and reinvest all earnings accrued thereon. Any funds held in escrow in an amount of less than U.S. $100,000 may be held in a bank account insured by the Federal Deposit Insurance Corporation (“FDIC”) or may be invested as funds in excess of U.S. $100,000 are invested. The parties hereto agree that the Gross Settlement Fund is intended to be a Qualified Settlement Fund within the meaning of Treasury Regulation § 1.468B-1, and that the Escrow Agent as administrator of the Gross Settlement Fund within the meaning of Treasury Regulation § I.468B-2(k)(3), shall be responsible for filing tax returns and any other tax reporting for or in respect of the Gross Settlement Fund and paying from the Gross Settlement Fund any Taxes owed with respect to the Gross Settlement Fund. The parties hereto agree that the Gross Settlement Fund shall be treated as a Qualified Settlement Fund from the earliest date possible, and agree to any relation-back election required to treat the Gross Settlement Fund as a Qualified Settlement Fund

from the earliest date possible. Delphi agrees to provide promptly to the Escrow Agent the statement described in Treasury Regulation § I.468B-3(e).
          (b) All Taxes (as defined herein) shall be paid out of the Gross Settlement Fund, shall be considered to be a cost of administration of the Settlement and shall be timely paid by the Escrow Agent without prior Order of the Court. The Gross Settlement Fund or the Escrow Agent shall, to the extent required by law, be obligated to withhold from any distributions to Authorized Claimants and other persons entitled thereto pursuant to this Stipulation any funds necessary to pay Taxes including the establishment of adequate reserves for Taxes as well as any amount that may be required to be withheld under Treasury Reg. 1.468B-(1)(2) or otherwise under applicable law in respect of such distributions. Further, the Gross Settlement Fund shall indemnify and hold harmless the Settling Defendants and their counsel for Taxes (including, without limitation, taxes payable by reason of any such indemnification payments).
          (c) None of the Settling Defendants, the Released Parties or their respective counsel shall have any responsibility for or liability whatsoever with respect to (i) any act, omission or determination of Lead Counsel or the Escrow Agent, or any of their respective designees or agents, in connection with the administration of the Settlement or otherwise; (ii) the management, investment or distribution of the Gross Settlement Fund; (iii) the Plan of Allocation; (iv) the determination, administration, calculation or payment of any claims asserted against the Gross Settlement Fund; (v) any losses suffered by, or fluctuations in the value of, the Gross Settlement Fund; or (vi) the payment or withholding of any Taxes, expenses and/or costs incurred in connection with the taxation of the Gross Settlement Fund or the filing of any returns.

ADMINISTRATION
     10. (a) The Escrow Agent, acting solely in its capacity as escrow agent, shall be subject to the jurisdiction of the Court.
           (b) The Escrow Agent may pay from the Gross Settlement Fund, without further approval from Settling Defendants, all reasonable costs and expenses up to the amount of U.S. $150,000 associated with identifying and notifying the Class Members and effecting mailing of the Notice and publication of the Publication Notice as ordered by the Court, and the administration of the Settlement, including without limitation, the actual costs of printing and mailing the Notice and publication of the Publication Notice. In the event that the Settlement is terminated, as provided for herein, reasonable notice and administration costs up to $150,000 paid or incurred in connection with this paragraph shall not be returned to the persons who paid the Settlement Amounts.
           (c) The Escrow Agent may rely upon any notice, certificate, instrument, request, paper or other document reasonably believed by it to be genuine and to have been made, sent or signed by an authorized signatory in accordance with this Stipulation, and shall not be liable for (and will be indemnified from the Gross Settlement Fund and held harmless from and against) any and all claims, actions, damages, costs (including reasonable attorneys’ fees) and expenses claimed against or incurred by the Escrow Agent for any action taken or omitted by it, consistent with the terms hereof and those of any escrow agreements concerning the Gross Settlement Amount, in connection with the performance by it of its duties pursuant to the provisions of this Stipulation or order of the courts, except for its gross negligence or willful misconduct. If the Escrow Agent is uncertain as to its duties hereunder, the Escrow Agent may request that Named Plaintiffs (and, prior to the Effective Date, Delphi) sign a document which states the action or non-action to be taken by the Escrow Agent. In the event the Settlement is terminated, as provided for herein, indemnified amounts and expenses incurred by the Escrow Agent in connection with this paragraph shall not be returned to the persons who paid the Settlement Amounts.
BANKRUPTCY CASE ADMINISTRATION
     11. (a) Delphi will make a motion, and will use reasonable efforts to cause such motion to be returnable at the September 2007 omnibus hearing date in the Bankruptcy Case, requesting an order from the Bankruptcy Court (i) certifying the Class under Bankruptcy Rule 7023 for purposes of this Settlement only, (ii) approving this Settlement, the settlement of the Delphi Securities Action, and the Insurance Agreement, (iii) allowing the ERISA Plans’ Equity Interest in the Bankruptcy Case, and (iv) directing the Named Plaintiffs to vote all chapter 11 ballots provided to them pursuant to the solicitation procedures order in the Bankruptcy Case by virtue of the ERISA Plans’ Equity Interest or any proof of claim related to the Delphi ERISA Action in favor of the Delphi Plan of Reorganization incorporating the Settlement.
          (b) Upon the Bankruptcy Court’s entry of an order approving this Settlement and certifying the Class for purposes of this Settlement only as set forth in ¶ 11(a) above, Named Plaintiffs will withdraw, without prejudice, any proof of claim that they may assert they filed on behalf of the Class in the Bankruptcy Case, which proofs of claim shall be withdrawn with prejudice on the Effective Date.
          (c) Upon the Bankruptcy Court’s entry of an order approving this Settlement and certifying the Class for purposes of this Settlement only as set forth in ¶ 11(a) above, any individual proof of claim filed in the Bankruptcy Case by Named Plaintiffs or on their behalf in any capacity other than as representatives of the Class and relating to the allegations asserted in the Delphi ERISA Action (including but not limited to the proofs of claim identified in Exhibit D hereto) shall be deemed to be estimated, only for purposes of voting with respect to the Delphi Plan of Reorganization, in the amount of One United States dollar (U.S. $1), and shall be classified pursuant to the Delphi Plan of Reorganization in the separate equity class applicable to the ERISA Plans’ Equity Interest.
          (d) Nothing in this Stipulation shall limit, reduce or impact in any way any individual, non-class claim asserted against Delphi in the Bankruptcy Case by Named Plaintiffs or any Class Member that is not based on or related to the Settled Claims, including but not limited to claims based on any such Named Plaintiff’s or Class Member’s status as a holder of any Delphi Securities, which are not classified as an ERISA Plans’ Equity Interest.
          (e) Named Plaintiffs shall cast any and all votes concerning the Delphi Plan of Reorganization under their control by virtue of a claim, other than any claim that is not based on or related to the allegations set forth in the Delphi ERISA Action, filed by them or on their behalf or granted to them in the Bankruptcy Case, in either their individual or representative capacity, including without limitation the ERISA Plans’ Equity Interest, in favor of and in acceptance of the Delphi Plan of Reorganization; provided, however, that nothing herein shall constitute an offer with respect to any securities or solicitation of acceptance of a chapter 11 plan. Such Offer or solicitation only shall be made in compliance with all applicable securities laws and/or provisions of the Bankruptcy Code.
     12. Upon the Effective Date, other than the ERISA Plans’ Equity Interest, Named Plaintiffs shall withdraw and shall be deemed to have withdrawn, with prejudice, any proof of claim relating to the allegations in the Delphi ERISA Action and filed in the Bankruptcy Court by them or on their behalf in either their individual or representative capacity (including but not limited to the proofs of claim identified in Exhibit D hereto):

ATTORNEYS’ FEES AND EXPENSES
     13. Lead Counsel will apply to the Court for an award of attorneys’ fees and reimbursement of expenses payable from the Gross Settlement Fund and shall further provide to the Court, as part of the motion for approval of the Settlement, all necessary information required by the Court concerning the total award of attorneys’ fees and reimbursement of expenses to be payable from the Gross Settlement Fund. Alternatively, Lead Counsel may request that the Court reserve a portion of the Gross Settlement Fund for potential future awards of attorneys’ fees and expenses pursuant to applications to be filed by Lead Counsel with the Court upon the conclusion of the ERISA Action. Lead Counsel may also apply to the Court for case contribution awards to Named Plaintiffs in an amount not to exceed $5,000 per Named Plaintiff. Settling Defendants will take no position with respect to any such applications for attorneys’ fees or expenses (or reserve therefor), or Named Plaintiff case contributions awards. Such amounts as are awarded by the Court to Lead Counsel from the Gross Settlement Fund shall be payable by the Escrow Agent immediately upon award (and, in the case of the Delphi Consideration, upon Delphi’s distribution to the Escrow Agent pursuant to this Stipulation), notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof, subject to (i) the provisions of ¶ 23 hereof, and (ii) Plaintiffs’ Counsel’s obligations to make appropriate refunds or repayments to the Gross Settlement Fund plus accrued interest at the same rate as is earned by the Gross Settlement Fund, if and when, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, the fee or cost award is reduced or reversed or for whatever reason the Settlement is terminated pursuant to ¶ 18 hereof. Settling Defendants shall have no obligations whatsoever with respect to any attorneys’ fees or expenses incurred by Plaintiffs’ Counsel, which shall be payable solely from the Gross Settlement Fund.

TERMS OF ORDER FOR NOTICE AND HEARING
     14. (a) Promptly after this Stipulation has been fully executed, Lead Counsel shall apply to the Court for entry of an Order for Notice and Hearing, substantially in the form annexed hereto as Exhibit A, which Order shall, among other provisions, certify the Class for settlement purposes only, and direct the Named Plaintiffs to vote all chapter 11 ballots provided to them pursuant to the solicitation procedures order in the Bankruptcy Case by virtue of the ERISA Plans’ Equity Interest or any proof of claim based on or related to the Delphi ERISA Action in favor of the Delphi Plan of Reorganization incorporating the Settlement.
          (b) The mailing or publication of the Notice and Publication Notice shall not occur until all such orders of the Court have been obtained.
TERMS OF ORDER AND FINAL JUDGMENT
     15. If the Settlement contemplated by this Stipulation is approved by the Court, Lead Counsel and Settling Defendants’ Counsel shall request that a Judgment be entered substantially in the form annexed hereto as Exhibit B.
     16. INTENTIONALLY OMITTED
EFFECTIVE DATE OF SETTLEMENT, WAIVER OR TERMINATION
     17. The “Effective Date” of the Settlement shall be the date when all the following conditions of settlement shall have occurred:
          (a) payment of the Insurance Payment;
          (b) approval by the Court of the Settlement, following notice to the Class and a hearing, as prescribed by Rule 23 of the Federal Rules of Civil Procedure;
          (c) entry by the Court of a Judgment in all material respects in the form set forth in Exhibit B annexed hereto, and the expiration of any time for appeal or review of such Judgment, or, if any appeal is filed, after such Judgment is upheld on appeal in all material respects and is no longer subject to review upon appeal or review by writ of certiorari, or, in the event that the Court enters a Judgment in a form other than that provided above (“Alternative Judgment”) and none of the parties hereto elect to terminate this Settlement, the date that such Alternative Judgment becomes Final;
          (d) approval by the Court of the settlement in the Delphi Securities Action becoming Final;
          (e) entry by the Bankruptcy Court of an order(s) approving the Settlement and the settlement in the Delphi Securities Action, and such order(s) becoming Final;
          (f) approval by the Bankruptcy Court of the Insurance Agreement becoming Final;
          (g) approval by the Court of the Bar Order provisions in the Judgment approving the Settlement becoming Final;
          (h) distribution of the Delphi Consideration, pursuant to this Stipulation;
          (i) expiration of the time to exercise the termination rights provided in ¶ 18 hereof.
     18. Named Plaintiffs and Settling Defendants shall each have the right to terminate the Settlement and thereby this Stipulation by providing written notice of their election to do so (“Termination Notice”) to one another hereto within thirty (30) days of any of the following; (a) the Court declining to enter the Order for Notice and Hearing in any material respect; (b) the Court refusing to approve this Settlement as set forth in this Stipulation; (c) the Court declining to enter the Judgment in any material respect or entering an Alternative Judgment; (d) the Court declining to enter in any material respect the Bar Order provisions in the Court’s Judgment or order approving the Settlement; (e) the Bankruptcy Court refusing to approve this Settlement or the Insurance Agreement; (f) the date upon which a Judgment is modified or reversed in any material respect by any level of appellate court; (g) the date upon which an Alternative Judgment is modified or reversed in any material respect by any level of appellate court; (h) the date upon which the settlement in the Delphi Securities Action is terminated; (i) the failure of the Insurance Payment or the Insurance Remainder Payment to be made pursuant to this Stipulation; provided, however, that all termination rights provided under this Stipulation shall expire upon Delphi’s distribution of the Delphi Consideration pursuant to this Stipulation.
     19. Notwithstanding anything else in this Stipulation, Settling Defendants may, in their sole and unfettered discretion, elect in writing to terminate the Settlement and this Stipulation on or before the tenth (10th) business day prior to the Fairness Hearing if any claim or potential claim by the United States Department of Labor against any Released Party that arises out of, is based upon, or in any way relates to the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth, or referred to in the Delphi ERISA Action has not been resolved on terms acceptable to any such Released Party. Such claim or potential claims include, but are not limited to, any proof of claim filed in the Bankruptcy Case by the United States Department of Labor.
     20. Except as otherwise provided herein, in the event the Settlement is terminated, the parties to this Stipulation shall be deemed to have reverted to their respective status in the Delphi ERISA Action and, with respect to each other, in the Bankruptcy Case, immediately prior to the execution of this Stipulation and, except as otherwise expressly provided, the parties shall proceed in all respects as if this Stipulation and any related orders had not been entered. Furthermore, within ten (10) business days following any termination of this Settlement, the Escrow Agent shall pay an amount equal to the Settlement Amounts previously paid by Delphi and/or the certain insurers party to the Insurance Agreement, as the case may be, shall be paid to Delphi and/or the certain insurers party to the Insurance Agreement, as the case may be, to Delphi and/or the certain insurers party to the Insurance Agreement, as the case may be, together with any interest or other income earned thereon or in respect thereof, less any Taxes paid or due with respect to such income, less any amounts required to be paid to the Escrow Agent pursuant to the relevant escrow agreement, and less any reasonable costs of administration and notice actually incurred and paid or payable from the Settlement Amount (as described in ¶ 11 hereof), less any applicable withholding taxes.
NO ADMISSION OF WRONGDOING
     21. This Stipulation, whether or not consummated, and any proceedings taken pursuant to it:
          (a) shall not be offered or received against any of the Settling Defendants as evidence of or construed as or deemed to be evidence of any presumption, concession, or admission by any of those Settling Defendants with respect to the truth of any fact alleged by any of the plaintiffs or the validity of any claim that has been or could have been asserted in the Delphi ERISA Action or in any litigation, or the deficiency of any defense that has been or could have been asserted in the Delphi ERISA Action or in any litigation, or of any liability, negligence, fault, or wrongdoing of the Settling Defendants;
          (b) shall not be offered or received against the Settling Defendants as evidence of a presumption, concession or admission of any fault, misrepresentation or omission with respect to any statement or written document approved or made by any of the Settling Defendants;
          (c) shall not be offered or received against the Settling Defendants as evidence of a presumption, concession or admission with respect to any liability, negligence,

fault or wrongdoing, or in any way referred to for any other reason as against any of the Settling Defendants, in any other civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation; provided, however, that if this Stipulation is approved by the Court, the Released Parties may refer to it to effectuate the liability protection granted them hereunder;
          (d) shall not be construed against any of the Settling Defendants as an admission or concession that the consideration to be given hereunder represents the amount that could be or would have been recovered after trial; and
          (e) shall not be construed as or received in evidence as an admission, concession or presumption against Named Plaintiffs or any of the Class Members that any of their claims are without merit, or that any defenses asserted by the Settling Defendants have any merit, or that damages recoverable under the Delphi ERISA Action would not have exceeded the Gross Settlement Fund.
MISCELLANEOUS PROVISIONS
     22. All of the exhibits attached hereto are hereby incorporated by reference as though fully set forth herein.
     23. Named Plaintiffs, on their own behalf and on behalf of each member of the Class, agree to hold each of the Released Parties, which shall include, without limitation, the Executive Committee of the Board of Directors of Delphi Corporation and its various past and present members and the Investment Policy Committee and its various past and present members, harmless from any claims for indemnification and/or contribution that have been, could have been, or could be asserted against the Released Parties by any Barred Person arising from or relating to the Delphi ERISA Action, including, without limitation, any such claims for indemnification and/or contribution that have been, could have been, or could be asserted by

State Street Bank and Trust Company. Such agreement to hold the Released Parties harmless may be implemented solely (i) through the reduction of any judgment that may be obtained against an indemnified party in an amount equal to the payment that such party would otherwise receive from any of the Released Parties on account of such indemnified claim, and/or (ii) recovery from the Net Settlement Fund. Until the Delphi ERISA Action has been concluded and fully and finally resolved with respect to all Barred Persons, there shall be no distribution from the Net Settlement Fund that would cause the balance remaining in the Net Settlement Fund to be less than the aggregate of Named Plaintiffs’ claims for potential damages with respect to all claims against Barred Persons that have not been concluded and fully and finally resolved. In addition, in the event that the Named Plaintiffs determine to compromise and settle any claim against any party, including but not limited to State Street Bank and Trust Company, arising from or relating to the Delphi ERISA Action, Named Plaintiffs shall cause any such settlement to bar that party from making any claims for indemnification and/or contribution against any of the Released Parties or otherwise seeking indemnification and/or contribution from any of the Released Parties.
     24. The parties to this Stipulation intend the Settlement to be a final and complete resolution of all disputes asserted or which could be asserted by the Class Members against the Released Parties with respect to the Settled Claims. Accordingly, Named Plaintiffs and Settling Defendants agree not to assert in any forum that the Delphi ERISA Action was brought by the plaintiffs or defended by Settling Defendants in those actions in bad faith or without a reasonable basis. The parties hereto shall assert no claims of any violation of Rule 11 of the Federal Rules of Civil Procedure relating to the prosecution, defense, or settlement of the Delphi ERISA Action. The parties agree that the amount paid and the other terms of the Settlement were negotiated at arm’s length in good faith by the parties, and reflect a settlement that was reached voluntarily after consultation with experienced legal counsel.
     25. Prior to entry of the Order preliminarily approving the Settlement, Named Plaintiffs shall dismiss from the Delphi ERISA Action defendant Thomas H. Wyman, without prejudice.
     26. This Stipulation may not be modified or amended, nor may any of its provisions be waived, except by a writing signed by all parties hereto or their successors-in-interest.
     27. The headings herein are used for the purpose of convenience only and are not meant to have legal effect.
     28. The administration and consummation of the Settlement as embodied in this Stipulation shall be under the authority of the Court, and that Court shall retain jurisdiction for the purpose of entering orders providing for awards of attorneys’ fees and expenses to Lead Counsel and enforcing the terms of this Stipulation.
     29. The waiver by one party of any breach of this Stipulation by any other party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation.
     30. This Stipulation and its exhibits, and any related escrow agreements constitute the entire agreement concerning the Settlement of the Delphi ERISA Action, and no representations, warranties, or inducements have been made by any party hereto concerning this Stipulation or its exhibits other than those contained and memorialized in such documents.
     31. This Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument.
     32. This Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto.

     33. The construction and interpretation of this Stipulation and the Supplemental Agreement shall be governed by the internal laws of the State of New York without regard to conflicts of laws, except to the extent that federal law of the United States requires that federal law governs.
     34. This Stipulation shall not be construed more strictly against one party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the parties, it being recognized that it is the result of arm’s-length negotiations between the parties and all parties have contributed substantially and materially to the preparation of this Stipulation.
     35. All counsel and any other person executing this Stipulation and any of the exhibits hereto, or any related Settlement documents, warrant and represent that they have the full authority to do so and that they have the authority to take appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms.
     36. Named Plaintiffs shall be entitled to take up to ten (10) hours of deposition testimony of Settling Defendants’ witnesses. Named Plaintiffs shall cooperate with Settling Defendants’ counsel with respect to the scheduling and location of such depositions. Named Plaintiffs shall only be entitled to request the production by Settling Defendants of non-privileged documents relating to Named Plaintiffs’ claims against non-settling defendants.
     37. Named Plaintiffs and Settling Defendants agree to cooperate fully with one another in seeking (i) Court approval of the Order for Notice and Hearing, the Stipulation and the Settlement and (ii) confirmation by the Bankruptcy Court of the Delphi Plan of Reorganization and any request made to the Bankruptcy Court to approve this Settlement and the Insurance Agreement, and to promptly agree upon and execute all such other documentation as may be reasonably required to obtain final approval by the Court of the Settlement, confirmation by the Bankruptcy Court of the Delphi Plan of Reorganization, and final approval of any request made to the Bankruptcy Court to approve this Settlement.
DATED: August 31, 2007

KELLER ROHRBACK L.L.P.

By:	/s/ Gary A. Gotto Lynn Lincoln Sarko
Gary A. Gotto
Amy Williams-Derry
1201 Third Avenue, Suite 3200
Seattle,WA 98101-3052
Telephone: (206) 623-1200
Facsimile: (206) 623-3384

Lead Counsel

SHEARMAN & STERLING LLP

By:	/s/ Brian H. Polovoy

Stuart J. Baskin
Brian H. Polovoy
Marc D. Ashley
599 Lexington Avenue
New York, New York 10022-6069
Telephone: (212) 848-4000
Facsimile: (212) 848-7179

Counsel for Delphi Corporation, ASEC
Manufacturing General Partnership (sued as
“ASEC Manufacturing”), Delphi Mechatronic
Systems, Inc. (sued as “Delphi Mechatronic
Systems”), the Investment Policy Committee,
Robert H. Brust, Susan A. McLaughlin,
and John D. Opie

BAKER BOTTS L.L.P.

By:	/s/ Bridget M. Moore (w/consent Matt Allen on 8/31/07) William H. Jeffress, Jr.
Bridget M. Moore
Michael G. Pattillo, Jr.
Joe R. Caldwell, Jr.
1299 Pennsylvania Avenue, N.W.
Washington, DC 20004-2400
Telephone: (202) 639-7788
Facsimile: (202) 639-7980

Counsel for J.T. Battenberg III

O’MELVENY & MYERS LLP

By:	/s/ Robert N. Eccles (per consent 8/31/07 MJL)

Robert N. Eccles
1625 Eye Street, NW
Washington, DC 20006-4001
Telephone: (202) 383-5315
Facsimile: (202) 383-5414

Counsel for Alan S. Dawes

36